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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 11, 2003

                                  VisiJet, Inc.
             (Exact name of the Company as specified in its charter)

         Delaware                    0--256111                  33-0838660
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)               File Number)          Identification No.)

                          192 Technology Drive, Suite Q
                            Irvine, California 92618
                    (Address of principal executive offices)

              The Company's telephone number, including area code:
                                  949-453-9652



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Item 4. Changes in Registrant's Certifying Accountant

         On February 11, 2003, VisiJet, Inc. ("the Company") dismissed Mendoza Berger & Company, L.L.P. ("Mendoza") as its independent auditors.

         During the fiscal year ended December 31, 2001, and the subsequent interim period through the date of the dismissal of Mendoza, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mendoza, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the fiscal year ended December 31, 2001 and through the date of dismissal, there have been no "reportable events" (as that term is defined in Regulation S-K Item 304(a)(1)(v)).

         During the fiscal year ended December 31, 2001 or the subsequent interim period through the date of Mendoza's dismissal, Mendoza did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements were inadequate.

         No report of Mendoza on the financial statements of the Company for the year ended December 31, 2001 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2001 stated that the Company's accumulated losses and lack of working capital raised substantial doubt about its ability to continue as a going concern.

         The Company provided Mendoza with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Mendoza's letter, dated February 4, 2004, stating its agreement with such statements.

Item 7. Financial Statements and Exhibits

         Exhibit 16 Letter from Mendoza Berger & Company, L.L.P.

                               Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                          VisiJet, Inc.

                                          By: /s/ Laurence Schreiber
                                              ----------------------------------
                                              Laurence Schreiber, Secretary

Date:  February 4, 2004